Exhibit 32

CERTIFICATIONS OF CEO AND CFO PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Cornerstone Bancshares, Inc., a Tennessee corporation (the “Company”), on Form 10-QSB for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission (the “Report”), Gregory B. Jones, Chief Executive Officer of the Company and Chairman of the Company’s Board of Directors, and Nathaniel F. Hughes, President and Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gregory B. Jones
Gregory B. Jones
Chief Executive Officer
May 13, 2004

/s/ Nathaniel F. Hughes
Nathaniel F. Hughes
Chief Financial Officer
May 13, 2004

[A signed original of this written statement required by Section 906 has been provided to Cornerstone Bancshares Inc. and will be retained by Cornerstone Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]